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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549


                                   FORM 8-K

                                CURRENT REPORT


                     Pursuant to Section 13 or 15 (d) of
                     the Securities Exchange Act of 1934


              Date of Report (date of earliest event reported):
                                 May 7, 1996


                                 AIRGAS, INC.
             ______________________________________________________
             (Exact name of registrant as specified in its charter)



   Delaware                1-9344               56-0732648
_______________    _______________________    _____________
(State or other    (Commission File Number)   (I.R.S. Employer
jurisdiction of                                Identification
incorporation)                                 No.)



                      100 Matsonford Road, Suite 550
                            Radnor, PA  19087
                    _______________________________________
                    (Address of principal executive offices)



Registrant's telephone number, including area code: (610) 687-5253
                                                    _______________














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Item 5. Other Events.
        ____________

In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Airgas, Inc. (the "Company") is hereby filing cautionary statements identifying important factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements made by, or on behalf of the Company.

The Company wishes to caution readers that the following important factors, among others, could affect the Company's actual results and could cause the Company's actual consolidated results for the first quarter ending June 30, 1996 and beyond, to differ materially from those expressed in any forward-looking statements made by, or on behalf of the Company:

   The Company's ability to continue to identify and complete strategic acquisitions to enter new markets and expand existing business;

   Continued availability of financing to provide additional sources of funding for future acquisitions, capital expenditure requirements and foreign investments;

   The effects of competition from independent distributors and vertically integrated gas producers on products and pricing;

   Growth and acceptance of new product lines through the Company's sales and marketing programs;

   Changes in product prices from gas producers and name-brand manufacturers and suppliers of hardgoods;

   Uncertainties regarding accidents or litigation which may arise in the ordinary course of business; and

   The effects of, and changes in the economy, monetary and fiscal policies, laws and regulations, inflation and monetary fluctuations and fluctuations in interest rates, both on a national and international basis.






















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                                  Signatures
                                  __________


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         AIRGAS, INC.




                    BY:  /s/Britton H. Murdoch
                         _____________________
                         (Britton H. Murdoch)
                         Vice President-Finance
                         Chief Financial Officer


DATED:     May 7, 1996



































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